

Schedule for Computation of      Initial
Fund Performance Data            Invest of:   $1,000
                                 Offering
Federated Government Fund        Price/Share= $10.00
Institutional Service Shares
Return Since Inception 5/31/97   NAV=         $10.26
  ending 9/30/97

FYE:  September 30, 1997
                                              Beginning                Capital    Reinvest   Ending              Total
DECLARED:  Daily                 Reinvest     Period      Dividend     Gain       Price      Period    Ending    Investment
PAID:  Monthly                   Dates        Shares      /Share       /Share     /Share     Shares    Price     Value
                                 6/30/97      100.000     0.057720573  0.00000    $10.03     100.575   $10.03    $1,008.77
                                 7/31/97      100.575     0.064077103  0.00000    $10.10     101.214   $10.10    $1,022.26
                                 8/31/97      101.214     0.060654991  0.00000    $10.09     101.822   $10.09    $1,027.38
                                 9/30/97      101.822     0.058907287  0.00000    $10.26     102.407   $10.26    $1,050.69


Note:  The Fund has not paid any ST capital gain dividends in FYE 9/30/97.


$1,000 (1+T) = Ending Value


T =
5.07%

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